EXHIBIT 10.38

AMENDED AND RESTATED
DARDEN RESTAURANTS, INC. BENEFITS TRUST
This Grantor Trust Agreement (the 'Trust Agreement") is made and effective the 1ST day of October, 2017 by and between DARDEN RESTAURANTS, INC. ("the Company") and WELLS FARGO BANK, NATIONAL ASSOCIATION ("the Trustee").

Recitals

(a)	WHEREAS, the Company has adopted the nonqualified deferred compensation Plans and Agreements (the "Arrangements") listed in Attachment A to this Trust Agreement;

(b)
WHEREAS, the Company has incurred or expects to incur liability under the terms of such Arrangements with respect to the individuals participating in such Arrangements (the "Participants and Beneficiaries");

(c)
WHEREAS, the Company established a Trust (the "Trust") dated October 3, 1995 which was further amended and restated as of March 23, 2011 and contributed to the Trust assets that are held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Participants and their Beneficiaries in such manner and at such times as specified in the Arrangements and in this Trust Agreement;

(d)
WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Arrangements as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

(e)	WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds (the "Fund") to assist it in satisfying its liabilities under the Arrangements.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

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Section 1.    Establishment of the Trust

(a)
The Trust is intended to be a Grantor Trust, of which the Company is the Grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, (the "Code") and shall be construed accordingly.

(b)	The Trust hereby established is irrevocable.

(c)
The Company shall from time to time deposit amounts with the Trustee in the Trust which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(d)
The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants, Beneficiaries and general creditors as herein set forth. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Arrangements and this Trust Agreement shall be unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the general creditors of the Company under federal and state law in the event the Company is Insolvent, as defined in Section 3(a) herein.

(e)
The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee into the Trust to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participant or Beneficiary shall have any right to compel additional deposits.

Section 2.    Payments to Participants and Their Beneficiaries

(a)
Distributions from the Trust shall be made by the Trustee to Participants and Beneficiaries at the direction of the Company. In the event that the Trustee makes such a distribution, the Trustee shall make provision for the reporting and withholding of any federal or state taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Arrangements and shall pay amounts withheld to the appropriate taxing authorities. The entitlement of a Participant or his or her Beneficiaries to benefits under the Arrangements shall be determined by the Company under the Arrangements and any claim for such benefits shall be considered and reviewed under the procedures set out in the Arrangements.

(b)
The Company may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Arrangements. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. The Company may direct the Trustee in writing to reimburse the Company from the Trust assets for amounts paid directly to the Participants or their Beneficiaries by the Company. The Trustee shall reimburse the Company for such payments promptly after receipt by the Trustee of satisfactory evidence that the Company has made the direct payments.

In addition, if the principal of the Trust and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Arrangements, the Company shall make the balance of each such payment as it falls due in accordance with the Arrangements. The Trustee shall notify the Company where principal and earnings are not sufficient. Nothing in this Trust Agreement shall relieve the Company of its liabilities to pay benefits due under the Arrangements except to the extent such liabilities are met by application of assets of the Trust.

(c)
In the event that the Trustee is directed to make distributions, the Company shall deliver to the Trustee a schedule of benefits, to include state and federal tax withholding guidelines, due under the Arrangements on an annual basis. The Trustee shall pay benefits due in accordance with such schedule to include state and federal tax withholding guidelines, of benefits due.

Section 3.    Trustee Responsibility Regarding Payments
To The Trust Beneficiary When the Company Is Insolvent

(a)
The Trustee shall cease payment of benefits to Participants and their Beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)	At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(1)
The Board of Directors of the Company or its delegate shall have the duty to inform the Trustee in writing that the Company is Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their Beneficiaries.

(2)Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a easonable basis for making a determination concerning the Company's solvency.

(3)
If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Arrangements or otherwise.

(4)
The Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(c)
Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Arrangements for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.    Payments to the Company

(a)
Except as provided in Section 2(b) and Section 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and their Beneficiaries pursuant to the terms of the Arrangements.

(b)
In the event that the Company determines that the Trust assets exceed one-hundred twenty percent (120%) of the anticipated benefit obligations and administrative expenses that are to be paid under the Arrangements, the Trustee, at the written direction of the Company shall distribute to the Company such excess portion of Trust assets.

Section 5.    Investment Authority

(a)	The Company shall have the right, subject to this Section, to direct the Trustee with respect to investments.

(1)
The Company may direct the Trustee to segregate all or a portion of the Fund in a separate investment account or accounts and may appoint one or more investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee. No such investment manager shall be related, directly or indirectly, to the Company, but members of the investment committee may be employees of the Company.

(2)
Thereafter the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager or investment committee. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager or investment committee, to review any securities or other property held in such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the investment managers or investment committee with respect to such securities or other property.

(3)    Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment manager or investment committee, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee's Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager or investment committee regarding more permanent type investment and directed distributions.

(b)	The Company shall have, in its sole discretion, the authority and the power to direct the Trustee in investing and reinvesting the Fund:

(1)
To invest and reinvest in any readily marketable common and preferred stocks (including any stock or security of the Company), bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee other than a de minimus amount held in a mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee), limited partnerships or limited liability companies, private placements and shares of investment companies, and mutual funds, without being limited to the classes or property in which the Trustee is authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund. Without limitation, the Trustee may invest the Trust in any investment company (including any investment company or companies for which Wells Fargo Bank, National Association or an affiliated company acts as the investment advisor) or, any insurance contract or contracts issued by an insurance company or companies in each case as the Trustee may determine provided that the Trustee may in its sole discretion keep such portion of the Trust in cash or cash balances for such reasonable periods as may from time to time be deemed advisable pending investment or in order to meet contemplated payments of benefits;

(2)	To invest and reinvest all or any portion of the Fund collectively through the medium of any proprietary mutual fund that may be established and maintained by the Trustee;

(3)
To commingle for investment purposes all or any portion of the Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

(4)	To retain any property at any time received by the Trustee;

(5)
To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof: to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

(6)
To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

(7)
To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof for any assessments levied with respect to any such property to be deposited;

(8)	To extend the time of payment of any obligation held by it;

(9)	To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

(10)
To exercise any and all voting rights associated with Trust assets, give proxies, participate in any voting trusts, mergers, consolidations or liquidations, tender shares and exercise stock subscription or conversion rights;

(11)	For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

(12)
To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;

(13)
To register investments in its own name or in the name of a nominee; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

(14)
To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

(15)
Subject to Section 6, to hold and retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Company or any subsidiary of the Company or are purchased by the Trustee;

(16)	To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein;

(17)
To loan any securities at any time held by it to brokers or dealers upon such security as may be deemed advisable, and during the terms of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others; and

(18)	Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

(c)
The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets (other than securities issued by the Trustee or the Company) of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

(d)
The Trustee shall neither be liable nor responsible for any loss resulting to the Fund by reason of any sale or purchase of an investment directed by the Company, an investment manager or investment committee nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of the Company, such investment manager or investment committee.

a.
Notwithstanding anything in this Trust Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of the Company, an investment manager or investment committee issued pursuant hereto or for failure to act in the absence of directions of the Company, investment manager or investment committee including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of the Company, an investment manager or investment committee, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of the Company, an investment manager or investment committee with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of the Company, an investment manager or investment committee or for failure to act in the absence of directions of the Company, an investment manager or investment committee. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the Company, investment manager or investment committee which the Trustee believes to be genuine and to have been issued by the Company, investment manager or investment committee. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager or investment committee until it receives written notice thereof from the Company.

b.	The Company may direct the Trustee to invest in securities (including stock and the rights to acquire stock) or obligations issued by the Company.

c.
All rights associated with any investment held by the Trust, including but not limited to, exercising or voting of proxies, in person or by general or limited proxy, shall be in accordance with and as directed in writing by the Company or its authorized representative.

Section 6.    Insurance Contracts

(a)
To the extent that the Trustee is directed by the Company to invest part or all of the Trust Fund in insurance contracts, the type and amount thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.

(b)
Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership under any contract shall be subject to the direction of the Company.

(c)
The Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against an insurance policy held in the Fund.

(d)	No insurer shall be deemed to be a party to the Trust and an insurer's obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the insurer.

Section 7.    Disposition of Income

During the term of this Trust, all income received by the Trust, net of expenses and taxes payable by the Trust, shall be accumulated and reinvested within the Trust.

Section 8.    Accounting by the Trustee

The following provisions shall apply to the records and accounting for the Trust:

(a)
The Trustee shall keep accurate and detailed records and accounts of all investments, receipts, and disbursements, and other transactions hereunder. Within sixty (60) days following the close of each annual accounting period of the Trust, and within sixty (60) days after the resignation or removal of a Trustee has become effective, the Trustee shall file with the Company a written or electronic account setting forth all investments, receipts, disbursements, and other transactions effected by it during such year, or during the part of the year to the date the resignation or removal is effective, as the case may be, and containing a description of all securities purchased and sold, the cost or net proceeds of sale (accrued interest paid or receivable being showing separately), the securities and investments held at the end of such period, and the cost of each item thereof as carried on the books of the Trustee. If the fair market value of an asset in the Fund is not available when necessary for accounting or reporting purposes, the fair value of the asset shall be determined in good faith by the Company, assuming an orderly liquidation at the time of such determination. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in an accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction. Responsibility for the costs of such court proceedings shall be mutually agreed upon between the Company and the Trustee. At the direction of the Company, the Trustee shall be entitled to hold and to commingle the assets of the Trust in one Fund for investment purposes and may create one or more sub-accounts.

(b)
Except with respect to any conduct for which the Trustee is not indemnified pursuant to Section 5(d)(a) hereof, upon the expiration of three hundred and sixty five (365) days from the date of filing such annual or other account, the Trustee shall be forever released and discharged from any liability or accountability to anyone with respect to the propriety of its acts or transactions shown in such account except with respect to any acts or transactions as to which the Company shall within such three hundred and sixty five (365)-day period file with the Trustee a written statement claiming negligence, willful misconduct or lack of good faith on the part of the Trustee, or breach of the Trustee's duties under the Trust Agreement.

(c)	The Trustee shall retain its records relating to the Trust as long as necessary for the proper administration thereof and at least for any period required by applicable law.

Section 9.    Responsibility of the Trustee

(a)
The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Arrangements and this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b)
If the Trustee undertakes or defends any litigation against or by a third party arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, reasonable expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments; provided, however, such costs, expenses and liabilities shall not be borne by the Company to the extent they are caused by the Trustee's gross negligence, willful misconduct, lack of good faith or breach of its duties under the Trust Agreement. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust. This indemnification and any other hold harmless provisions in this Trust Agreement shall survive the termination of this Trust Agreement.

(c)	The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

(d)	The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e)	The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

(f)
Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administration Regulations promulgated pursuant to the Code.

(g)
The Trustee shall deliver or cause to be executed and delivered, to the Company, all notices, prospectuses, finance statements, proxies, and proxy soliciting materials relating to investments held hereunder. The Trustee shall not vote any proxy or tender offer election, participate in any voting trust, exercise any options or subscription right, or join in, dissent from, or oppose any merger, reorganization, consolidation, liquidation, or sale with respect to any asset held hereunder except in accordance with timely written instructions of the Company. If no such written instructions are timely received, such proxies, elections and voting trust shall not be voted; such options or subscription rights shall not be exercised; and such mergers, reorganizations, consolidations, liquidations, or sales shall not be joined, dissented from, or opposed.

(h)
Unless resulting from the Trustee's gross negligence, willful misconduct, lack of good faith, or breach of its duties under this Trust Agreement, the Company shall indemnify and save harmless the Trustee from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees incident to any suit, action, investigation, claim or proceedings suffered, sustained, incurred or required to be paid by the Trustee in connection with the Arrangements or this Trust Agreement. If the Company does not pay such costs, expenses and liabilities for which it is liable hereunder in a reasonably timely matter, the Trustee may obtain payment from the Trust. In the event of the Trustee's gross negligence, willful misconduct, lack of good faith, or breach of its duties under this Trust Agreement, the Trustee shall indemnify and save harmless the Company and its employees, officers and delegates (including any committee appointed to administer the Arrangements) from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, attorney's fees incident to any suit, action, investigation, claim or proceedings suffered, sustained, incurred or required to be paid by the Company and its employees, officers, and delegates (including any committee appointed to administer the Arrangements) in connection with the Trustee's gross negligence, willful misconduct, lack of good faith, or breach of its duties under this Trust Agreement.

This indemnification and any other hold harmless provisions in this Trust Agreement shall survive the termination of this Trust Agreement.

(i)
The Trustee is not a party to, and has no duties or responsibilities under, the Arrangements other than those that may be expressly contained in this Trust Agreement. In any case in which a provision of this Trust Agreement conflicts with any provision in the Arrangements, this Trust Agreement shall control.

Section 10.    Compensation and Expenses of the Trustee.

The Trustee's compensation shall be as agreed in writing from time to time by the Company and the Trustee. The Company shall pay all administrative expenses of the Trust and the Trustee's reasonable fees and shall promptly reimburse the Trustee for any fees and expenses of its agents. Such administrative expenses, including any fees and expenses of the Trustee's agent, shall be pre approved by the Company. If not so paid within ninety (90) days of being invoiced, the fees and expenses shall be paid from the Trust.

Section 11.    Resignation and Removal of the Trustee

(a)	The Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise.

(b)	The Trustee may be removed by the Company on thirty (30) days' notice or upon shorter notice accepted by the Trustee.

(c)
Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

(d)
If the Trustee resigns or is removed, a successor shall be appointed by the Company, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 12.    Appointment of Successor

(a)
If the Trustee resigns or is removed in accordance with Section 11 hereof, the Company may appoint, subject to Section 11, any third party, such as a bank trust department or other third party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the successor trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

Section 13.    Amendment or Termination

(a)
This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, except as otherwise provided in this Section 13. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Arrangements or shall make the Trust revocable.

(b)
The Trust shall not terminate until the date on which the Participants and their Beneficiaries are no longer entitled to benefits pursuant to the terms of the Arrangements. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

(c)
Upon written approval of all Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Arrangements, the Company may terminate this Trust prior to the time all benefit payments under the Arrangements have been made. All assets in the Trust at termination shall be returned to the Company.

Section 14.    Confidentiality

This Trust Agreement and certain information relating to the Trust is "Confidential Information" pursuant to applicable federal and state law, and as such it shall be maintained in confidence and not disclosed, used or duplicated, except as described in this Section. If it is necessary for the Trustee to disclose Confidential Information to a third party in order to perform the Trustee's duties hereunder and the Company has authorized the Trustee to do so, the Trustee shall disclose only such Confidential Information as is necessary for such third party to perform its obligations to the Trustee and shall, before such disclosure is made, ensure that said third party understands and agrees to the confidentiality obligations set forth herein. The Trustee and the Company shall maintain appropriate information security programs and adequate administrative and physical safeguards to prevent the unauthorized disclosure, misuse, alteration or destruction of Confidential Information, and shall inform the other party as soon as possible of any security breach or other incident involving possible unauthorized disclosure of or access to Confidential Information. Confidential Information shall be returned to the disclosing party upon request. Confidential Information does not include information that is generally known or available to the public or that is not treated as confidential by the disclosing party, provided, however, that this exception shall not apply to any publicly available information to the extent that the disclosure or sharing of the information by one or both parties is subject to any limitation, restriction, consent, or notification requirement under any applicable federal or state information privacy law or regulation. If the receiving party is required by law, according to the advice of competent counsel, to disclose Confidential Information, the receiving party may do so without breaching this Section, but shall first, if feasible and legally permissible, provide the disclosing party with prompt notice of such pending disclosure so that the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section.

Section 15.    Force Majeure

Notwithstanding anything to the contrary contained herein, the Trustee shall not be responsible or liable for any losses to the Fund resulting from any event beyond the reasonable control of the Trustee, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, eminent domain or similar action by any governmental authority; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust's property; or the breakdown, failure or malfunction of any utility, telecommunication, or non-Trustee computer systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or poor or incomplete data provided by the Company; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event.

Section 16.    Miscellaneous

(a)	Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)
The Company hereby represents and warrants that all of the Arrangements have been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA. The Company hereby indemnifies and agrees to hold the Trustee harmless from all liabilities, including attorneys' fees, relating to or arising out of the establishment, maintenance and administration of the Arrangements. To the extent the Company does not pay any of such liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c)
Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(d)	This Trust Agreement shall be governed by and construed in accordance with the laws of North Carolina.

(e)
If a provision of this Trust Agreement requires that a communication or document be provided to the Trustee in writing or written form, that requirement may also be satisfied by a facsimile transmission, electronic mail or other electronic transmission of text (including electronic records attached thereto), if the Trustee reasonably believes such communication or document has been signed, sent or presented (as applicable) by any person or entity authorized to act on behalf of the Company. If this Trust Agreement requires that a communication or document be signed, an electronic signature satisfies that requirement. Any electronic mail or other electronic transmission of text will be deemed signed by the sender if the sender's name or electronic address appears as part of, or is transmitted with the electronic record. The Trustee will not incur any liability to anyone resulting from. actions taken in good faith reliance on such communication or document when executing instructions from any person or entity authorized to act on behalf of the Company prior to receipt by it of notice of the revocation of the written authority of such person or entity.

IN WITNESS WHEREOF, this Grantor Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.

DARDEN RESTAURANTS, INC.            WELLS FARGO BANK, NATIONAL
ASSOCIATION as TRUSTEE

By: /s/William R. White                    By: /s/Alan Frazier
Its. SVP, Treasurer                    Its: Senior Vice President

ATTEST:                        ATTEST:

By: /s/Anthony G. Morrow                By: /s/Tracy Hartsell__
Its: Assistant Secretary                    Its: Vice President

Attachment A

The following Arrangements are covered by this Trust:

•	Darden Restaurants, Inc. FlexComp Plan

DM_US 84620711-5.04167,l.0015

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